Exhibit 99.1

Finish Line Reports Third Quarter Fiscal Year 2015 Results

INDIANAPOLIS, December 19, 2014 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended November 29, 2014.

For the thirteen weeks ended November 29, 2014:

●	Consolidated net sales were $395.8 million, an increase of 8.6% over the prior year period.

●	Finish Line comparable store sales increased 4.5%.

●	On a GAAP basis, diluted earnings per share were $0.05.

●	Non-GAAP diluted earnings per share, which excludes the impact of impairment charges and store closing costs, employee resignation costs and the recognition of a one-time tax benefit were $(0.02).

“Third quarter comparable sales rebounded from second quarter trends, however merchandise margin pressure kept us from achieving our profitability plan,” said Glenn Lyon, Chairman and Chief Executive Officer of Finish Line. “We remain confident in the strategic course we have set for the company and we’ll continue to invest in the omnichannel initiatives focused on delivering the long-term financial goals we have previously outlined. That said, we are adjusting our near-term capital spending plans and creating a more flexible expense structure to protect profitability until stronger full price selling trends reemerge.”

Balance Sheet

As of November 29, 2014, consolidated merchandise inventories increased 10.6% to $398.6 million compared to $360.5 million as of November 30, 2013.

The company repurchased 1.2 million shares of common stock during the thirteen weeks ended November 29, 2014, totaling $29.9 million. The company has 1.9 million shares remaining on its current Board authorized repurchase plan.

As of November 29, 2014, the company had no interest-bearing debt and $85.4 million in cash and cash equivalents, compared to $111.9 million as of November 30, 2013.

Outlook

For the fiscal year ending February 28, 2015, Finish Line now expects non-GAAP diluted earnings per share to be flat to fiscal year 2014 non-GAAP diluted earnings per share of $1.67. The company expects Finish Line comparable store sales to increase low to mid-single digits.

Q3 Fiscal 2015 Conference Call Today, December 19, 2014 at 8:30 a.m.

The company will host a conference call for investors today, December 19, 2014, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #45036075. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #45036075. This recording will be made available through Monday, January 19, 2015. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures, including gross profit, selling, general and administrative expenses, operating income, income tax expense, net income attributable to The Finish Line, Inc. and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has approximately 1,040 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates the Running Specialty Group. This includes 66 specialty running stores in 15 states and the District of Columbia under The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner, Capital RunWalk, Richmond  RoadRunner, Garry Gribble’s Running Sports and Run Colorado banners. More information is available at www.run.com or www.boulderrunningcompany.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 29, 2014	November 30, 2013	November 29, 2014	November 30, 2013

Net sales	$395,828	$364,455	$1,269,239	$1,151,538
Cost of sales (including occupancy costs)	284,074	256,607	873,485	790,358
Gross profit	111,754	107,848	395,754	361,180
Selling, general and administrative expenses	114,923	104,092	335,701	306,903
Impairment charges and store closing costs	462	1,007	3,155	1,210
Operating (loss) income	(3,631)	2,749	56,898	53,067
Interest income, net	—	3	6	27
(Loss) income before income taxes	(3,631)	2,752	56,904	53,094
Income tax (benefit) expense	(6,126)	1,161	17,595	20,796
Net income	2,495	1,591	39,309	32,298
Net loss attributable to redeemable noncontrolling interest	83	727	1,861	1,602
Net income attributable to The Finish Line, Inc.	$2,578	$2,318	$41,170	$33,900
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.05	$0.05	$0.85	$0.69
Diluted weighted average shares	47,478	48,709	48,013	48,733
Dividends declared per share	$0.08	$0.07	$0.24	$0.21

Finish Line store activity for the period:
Beginning of period	647	659	645	645
Opened	2	3	9	22
Closed	(7)	(4)	(12)	(9)
End of period	642	658	642	658
Square feet at end of period			3,492,050	3,566,404
Average square feet per store			5,439	5,420
Branded shops within department stores activity for the period:
Beginning of period	370	133	185	3
Opened	27	48	213	178
Closed	—	—	(1)	—
End of period	397	181	397	181
Square feet at end of period			406,063	224,515
Average square feet per shop			1,023	1,240
Running Specialty store activity for the period:
Beginning of period	58	39	48	27
Acquired	7	4	15	13
Opened	1	4	3	7
Closed	—	—	—	—
End of period	66	47	66	47
Square feet at end of period			234,162	154,348
Average square feet per store			3,548	3,284

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 29, 2014	November 30, 2013	November 29, 2014	November 30, 2013
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	71.8	70.4	68.8	68.6
Gross profit	28.2	29.6	31.2	31.4
Selling, general and administrative expenses	29.0	28.6	26.5	26.7
Impairment charges and store closing costs	0.1	0.2	0.2	0.1
Operating (loss) income	(0.9)	0.8	4.5	4.6
Interest income, net	—	—	—	—
(Loss) income before income taxes	(0.9)	0.8	4.5	4.6
Income tax (benefit) expense	(1.5)	0.4	1.4	1.8
Net income	0.6	0.4	3.1	2.8
Net loss attributable to redeemable noncontrolling interest	0.1	0.2	0.1	0.1
Net income attributable to The Finish Line, Inc.	0.7%	0.6%	3.2%	2.9%

	Condensed Consolidated Balance Sheets
	November 29, 2014	November 30, 2013	March 1, 2014
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$85,426	$111,916	$229,079
Merchandise inventories, net	398,615	360,463	304,209
Other current assets	44,384	49,783	33,675
Property and equipment, net	256,262	213,188	223,182
Goodwill	32,902	24,035	25,608
Other assets, net	9,017	14,185	9,192
Total assets	$826,606	$773,570	$824,945
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$209,049	$180,756	$193,670
Deferred credits from landlords	29,507	28,639	27,658
Other long-term liabilities	20,625	17,465	19,659
Redeemable noncontrolling interest, net	480	2,034	1,774
Shareholders’ equity	566,945	544,676	582,184
Total liabilities and shareholders’ equity	$826,606	$773,570	$824,945

The Finish Line, Inc.
Reconciliation of Gross Profit, GAAP to Gross Profit, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 29, 2014		November 30, 2013		November 29, 2014		November 30, 2013
Gross profit, GAAP	$111,754	28.2%	$107,848	29.6%	$395,754	31.2%	$361,180	31.4%
Start-up costs	—	—	—	—	—	—	5,758	0.5
Gross profit, Non-GAAP	$111,754	28.2%	$107,848	29.6%	$395,754	31.2%	$366,938	31.9%

Reconciliation of Selling, General and Administrative Expenses, GAAP to
Selling, General and Administrative Expenses, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 29, 2014		November 30, 2013		November 29, 2014		November 30, 2013
Selling, general and administrative expenses, GAAP	$114,923	29.0%	$104,092	28.6%	$335,701	26.5%	$306,903	26.7%
Employee resignation costs	(842)	(0.2)	—	—	(842)	(0.1)	—	—
Start-up costs	—	—	—	—	—	—	(2,202)	(0.2)
Selling, general and administrative expenses, Non-GAAP	$114,081	28.8%	$104,092	28.6%	$334,859	26.4%	$304,701	26.5%

Reconciliation of Operating (Loss) Income, GAAP to Operating (Loss) Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 29, 2014		November 30, 2013		November 29, 2014		November 30, 2013
Operating (loss) income, GAAP	$(3,631)	(0.9)%	$2,749	0.8%	$56,898	4.5%	$53,067	4.6%
Impairment charges and store closing costs	462	0.1	1,007	0.2	3,155	0.2	1,210	0.1
Employee resignation costs	842	0.2	—	—	842	0.1	—	—
Start-up costs	—	—	—	—	—	—	7,960	0.7
Operating (loss) income, Non-GAAP	$(2,327)	(0.6)%	$3,756	1.0%	$60,895	4.8%	$62,237	5.4%

Reconciliation of Income Tax (Benefit) Expense, GAAP to Income Tax (Benefit) Expense, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 29, 2014		November 30, 2013		November 29, 2014		November 30, 2013
Income tax (benefit) expense, GAAP	$(6,126)	(1.5)%	$1,161	0.4%	$17,595	1.4%	$20,796	1.8%
Tax affect of:
Impairment charges and store closing costs	178	—	393	—	1,215	0.1	473	—
Employee resignation costs	324	0.1	—	—	324	—	—	—
Start-up costs	—	—	—	—	—	—	3,109	0.3
One-time tax benefit	4,313	1.1	—	—	4,313	0.3	—	—
Income tax (benefit) expense, Non-GAAP	$(1,311)	(0.3)%	$1,554	0.4%	$23,447	1.8%	$24,378	2.1%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net (Loss) Income Attributable to The Finish Line, Inc., Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 29, 2014		November 30, 2013		November 29, 2014		November 30, 2013
Net income attributable to The Finish Line, Inc., GAAP	$2,578	0.7%	$2,318	0.6%	$41,170	3.2%	$33,900	2.9%
Impairment charges and store closing costs, net of income taxes*	284	0.1	614	0.2	1,884	0.1	737	0.1
Employee resignation costs, net of income taxes	518	0.1	—	—	518	0.1	—	—
Start-up costs, net of income taxes	—	—	—	—	—	—	4,851	0.4
One-time tax benefit	(4,313)	(1.1)	—	—	(4,313)	(0.3)	—	—
Net (loss) income attributable to The Finish Line, Inc., Non-GAAP	$(933)	(0.2)%	$2,932	0.8%	$39,259	3.1%	$39,488	3.4%

* Net of decrease to net loss attributable to redeemable noncontrolling interest for the thirty-nine weeks ended November 29, 2014 related to impairment charges of $56.

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted (Loss) Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 29, 2014	November 30, 2013	November 29, 2014	November 30, 2013
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.05	$0.05	$0.85	$0.69
Impairment charges and store closing costs, net of income taxes and redeemable noncontrolling interest	0.01	0.01	0.04	0.01
Employee resignation costs, net of income taxes	0.01	—	0.01	—
Start-up costs, net of income taxes	—	—	—	0.10
One-time tax benefit	(0.09)	—	(0.09)	—
Diluted (loss) earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$(0.02)	$0.06	$0.81	$0.80

Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914